EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Northwest Natural Gas Company on Form S-8 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Portland, Oregon

March 30, 1998